UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2021

PLIANT THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39303	47-4272481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Avenue, South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 481-6770

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2021, the Board of Directors (the “Board”) of Pliant Therapeutics, Inc. (the “Company”) appointed David Pyott as a director of the Board, effective immediately. He will serve in the class of directors whose term expires at the Company’s 2021 annual meeting of stockholders. The Board has determined that he qualifies as an independent director and is qualified to serve under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing rules of the Nasdaq Stock Market LLC.

Dr. Pyott has more than 30 years of executive leadership and management experience within the global pharmaceutical industry. He most recently served as chairperson and Chief Executive Offer of Allergan, Inc. Prior to Allergan, he held the role of Head of the Novartis Nutrition Division and served as a member of the Executive Committee of Switzerland-based Novartis AG. He currently serves as a member of the Board of Directors of Alnylam Pharmaceuticals and BioMarin Pharmaceutical, as chairperson of Bioniz Therapeutics, Inc., a private biotechnology company, and is a member of the Supervisory Board of Royal Philips in the Netherlands, a public diversified health technology company. He serves as deputy chairperson of the Governing Board of the London Business School and President of the International Council of Ophthalmology Foundation. He holds a Diploma in International and European Law from the Europa Institute at the University of Amsterdam, an Honorary Degree in Medicine and a Master of Arts degree from the University of Edinburgh, and a Master of Business Administration degree from the London Business School.

Upon his appointment to the Board, Dr. Pyott was granted an option to purchase 26,573 shares of the Company’s common stock, at an exercise price of $27.71 per share, the closing price of the Company’s common stock on the Nasdaq Global Select Market on January 12, 2021, the day of his appointment (the “Option Grant”). The shares underlying the Option Grant will vest in thirty-six (36) equal monthly installments during the three years following the effective date of his appointment to the Board, subject to his continued service.

The Company has also entered into an indemnification agreement with Dr. Pyott in substantially the same form entered into with the other directors of the Company.

There are no arrangements or understandings between Dr. Pyott and any other person pursuant to which he was appointed as a director of the Company. There are no family relationships between Dr. Pyott and any director or executive officer of the Company, and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLIANT THERAPEUTICS, INC.

Date: January 13, 2021	By:	/s/ Keith Cummings
Keith Cummings, M.D., MBA
Chief Financial Officer